EXHIBIT 99.1    OIL SERVICE HOLDRS TRUST PROSUPP DATED JUNE 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 6, 2001)



                                   [LOGO](sm)



                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS(sm) Trust

         This prospectus supplement amends and supplements information contained in the prospectus dated February 6, 2001 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS(sm) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                              Share    Trading
             Name of Company                       Ticker    Amounts   Market
-----------------------------------------------   --------  --------- ---------
Baker Hughes Incorporated                            BHI       21       NYSE
BJ Services Company                                  BJS       14       NYSE
Cooper Cameron Corporation                           CAM        4       NYSE
Diamond Offshore Drilling, Inc.                      DO        11       NYSE
ENSCO International Incorporated                     ESV       11       NYSE
Global Marine Inc.                                   GLM       15       NYSE
Grant Prideco, Inc.                                  GRP        9       NYSE
Halliburton Company                                  HAL       22       NYSE
Hanover Compressor Company                           HC         5       NYSE
Nabors Industries, Inc.                              NBR       12       AMEX
National-Oilwell, Inc.                               NOI        7       NYSE
Noble Drilling Corporation                           NE        11       NYSE
Rowan Companies, Inc.                                RDC        8       NYSE
Santa Fe International Corporation                   SDC       10       NYSE
Schlumberger N. V.                                   SLB       11       NYSE
Smith International, Inc.                            SII        4       NYSE
Tidewater Inc.                                       TDW        5       NYSE
Transocean Sedco Forex Inc.                          RIG       18       NYSE
Weatherford International, Inc.                      WFT        9       NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.



            The date of this prospectus supplement is June 30, 2001.